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                                                                    EXHIBIT 10.3

         Mr. Calheno's Employment Agreement is the same as the Employment Agreement in Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Agostino J. Calheno; (ii) the signatory for the Company, which is Cornelius D. Mahoney; (iii) the position in
Section 1, which is Senior Vice President; and (iv) the amount of the base salary in Section 3(a), which is $115,000.